EXHIBIT 5

                             WARSHAW BURSTEIN COHEN
                             SCHLESINGER & KUH, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                           Telephone: (212) 984-7700
                           Facsimile: (212) 972-9150

                                             September 27, 1999

C-Phone Corporation
6714 Netherlands Drive
Wilmington, North Carolina 28405

Gentlemen and Ladies:

         You have requested our opinion, as counsel for C-Phone Corporation, a New York corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission (the "Commission").

         The Registration Statement relates to the registration of an additional 375,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon the exercise of options granted or to be granted under the Company's Amended and Restated 1994 Stock Option Plan (the "Plan").

         In the preparation of our opinion, we have examined (1) the Restated Certificate of Incorporation of the Company, as amended to date, (2) the By-Laws of the Company, as in effect on the date hereof, (3) minutes of meetings of the Company's Board of Directors, as made available to us by executive officers of the Company, (4) a certificate from an executive officer of the Company, (5) the Registration Statement, and (6) the Plan. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

         Based upon such examination, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of our opinion as an exhibit to the Registration Statement.

         Partners of our Firm and persons associated with our Firm beneficially own shares of Common Stock.

                                             Sincerely yours,

                                             WARSHAW BURSTEIN COHEN
                                             SCHLESINGER & KUH, LLP


AAK/MDS